UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019 (November 10, 2019)

CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Two Avenue de Lafayette

Boston, Massachusetts 02111

(Address of principal executive offices, including Zip Code)

(617) 587-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CARB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 10, 2019, Carbonite, Inc., a Delaware corporation (“Carbonite”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Open Text Corporation, a Canadian corporation (“OpenText”), and Coral Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of OpenText (“Merger Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) no later than November 25, 2019, to acquire all of the outstanding shares of common stock of Carbonite, $0.01 par value per share (the “Shares”), at an offer price of $23.00 per Share in cash (the “Offer Price”), net to the seller of any withholding of taxes and without interest thereon.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there shall have been validly tendered and not subsequently validly withdrawn Shares that, considered together with all other Shares, if any, beneficially owned by OpenText and affiliated entities, represent one more Share than 50% of the total number of Shares outstanding immediately following consummation of the Offer (the “Minimum Condition”); (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and receipt of a decision to authorize, not to oppose, or not to exercise jurisdiction over the transactions contemplated by the Merger Agreement from the competition authority in Germany (the “German Antitrust Approval”); and (iii) those other conditions set forth in Annex I to the Merger Agreement (collectively, the “Offer Conditions”).

The Offer will initially expire on the date that is twenty (20) business days following the commencement of the Offer, unless otherwise agreed to in writing by OpenText and Carbonite. The expiration date may be extended under the following circumstances: (i) if, as of the then-scheduled expiration date, any Offer Condition is not satisfied and has not been waived, Merger Sub may, without the consent of Carbonite, extend the Offer on one or more occasions, for additional periods of up to ten (10) business days per extension, to permit such Offer Condition to be satisfied; (ii) if, as of the then-scheduled expiration date, any Offer Condition (other than the Minimum Condition) is not satisfied and has not been waived by Merger Sub in its sole discretion, Merger Sub shall, at the request of Carbonite, extend the Offer on one or more occasions, for additional periods of up to ten (10) business days per extension, to permit such Offer Condition(s) to be satisfied; (iii) if, as of the then-scheduled expiration date, all Offer Conditions have been satisfied or waived by Merger Sub in its sole discretion, other than the Minimum Condition, Merger Sub shall, at the request of Carbonite, extend the Offer on up to three (3) occasions, for additional periods of up to ten (10) business days per extension, to permit the Minimum Condition to be satisfied; and (iv) Merger Sub shall extend the Offer from time to time for, (A) any period required by any legal requirement, any interpretation or position of the Securities and Exchange Commission (the “SEC”) or its staff or Nasdaq applicable to the Offer; and (B) periods of up to ten (10) business days per extension, until all waiting periods (and any extensions thereof) applicable to the consummation of the Offer under the HSR Act and any foreign antitrust or competition-related legal requirement shall have expired or been terminated. Without the written consent of Carbonite, Merger Sub shall not be permitted to, and without the written consent of Merger Sub, Merger Sub shall not be required to, extend the Offer beyond the earlier to occur of the termination of the Agreement and the End Date. Merger Sub shall not terminate the Offer prior to the expiration date without the written consent of Carbonite.

Subject to the satisfaction or waiver of the Offer Conditions, Merger Sub will (i) promptly after the expiration date of the Offer accept for payment all Shares tendered (and not validly withdrawn) pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”) and (ii) promptly after the Offer Acceptance Time pay for such Shares.

On the date of the consummation of the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Merger Sub will merge with and into Carbonite, with Carbonite surviving as a wholly owned subsidiary of OpenText (the “Merger”), without a meeting or vote of stockholders of Carbonite. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Carbonite, OpenText, Merger Sub, any wholly owned subsidiary of Carbonite, OpenText or Merger Sub or by stockholders of Carbonite who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive the Offer Price, in each case without interest and net of any withholding.

In addition, at the Effective Time, each option to purchase Shares (a “Company Stock Option”) that is then outstanding, whether or not vested or exercisable, and which has a per share exercise price that is less than the Offer Price, will be cancelled and converted into the right to receive a cash payment equal to (i) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Share under such Company Stock Option, multiplied by (ii) the total number of Shares subject to such Company Stock Option. Each Company Stock Option with a per share exercise price that is equal to or greater than the Offer Price will be cancelled with no consideration payable in respect thereof.

At the Effective Time, each time vesting restricted stock unit with respect to Shares (a “Company RSU”), that is then outstanding, whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the Offer Price and (ii) the number of Shares subject to such Company RSU.

At the Effective Time, each performance vesting restricted stock unit with respect to Shares (a “Company PSU”), that is then outstanding, whether or not vested, (i) for which the applicable performance period has ended prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product of (A) the Offer Price and (B) the number of Shares subject to such Company PSU (determined based on actual performance); (ii) for which the applicable performance period is ongoing immediately prior to the Effective Time and which is measured based on the attainment of annual recurring revenue and adjusted EBITDA targets, will be cancelled and converted into the right to receive a cash payment equal to the product of (A) the Offer Price and (B) the number of Shares subject to such Company PSU (determined based on 100% of target performance); and (iii) for which the applicable performance period is ongoing immediately prior to the Effective Time and which is measured based on relative total shareholder return with respect to the Shares, will be cancelled and converted into the right to receive a cash payment equal to the product of (A) the Offer Price and (B) the number of Shares subject to such Company PSU (determined by the board of directors of Carbonite in consultation with OpenText).

Each award of Shares subject to vesting restrictions shall become fully vested immediately prior to the Effective Time and converted into the right to receive the Offer Price following the Effective Time.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, Carbonite has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Merger Agreement also prohibits Carbonite’s solicitation of proposals relating to alternative transactions and restricts Carbonite’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement also contains termination provisions for both Carbonite and OpenText and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Carbonite to enter into a definitive agreement with respect to an unsolicited superior proposal, Carbonite will be required to pay a termination fee of $28,902,775 (the “Termination Fee”). A superior proposal includes a written proposal pursuant to which a third party would acquire 90% or more of the revenues, net income or assets of Carbonite and its subsidiaries or of the voting power of Carbonite, on terms that the board of directors of Carbonite determines in its good faith (after consultation with its financial and outside legal advisors) to be more favorable to Carbonite’s stockholders (solely in their capacity as such) from a financial point of view than the Merger and the Offer, taking into account all terms and conditions of such proposal and the Merger Agreement, and all other financial, legal, regulatory and other aspects of such proposal that the board of directors of Carbonite considers in good faith to be appropriate (including the conditionality, and the timing and likelihood of consummation of such proposal). Any termination of the Merger Agreement by Carbonite in connection with a superior proposal is subject to certain conditions, including Carbonite’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of Carbonite, in good faith and after consultation with outside counsel, that the failure to take such action would be inconsistent with their fiduciary duties under applicable law and payment of the Termination Fee by Carbonite.

In addition, either Carbonite or OpenText may terminate the Merger Agreement, at any time prior to the time Merger Sub accepts the Shares tendered pursuant to the Offer for payment, if the Offer Acceptance Time has not occurred on or before March 31, 2020 (the “End Date”).

Additional Information

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Carbonite. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K (the “Current Report”) has not yet commenced. The description contained in this Current Report is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that OpenText and Merger Sub will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, OpenText and Merger Sub will file a tender offer statement on Schedule TO and thereafter Carbonite will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting OpenText or Carbonite. Copies of the documents filed with the SEC by Carbonite will be available free of charge on Carbonite’s internet website at https://investor.carbonite.com or by contacting Carbonite’s Investor Relations Department at (617) 587-1102. Copies of the documents filed with the SEC by OpenText will be available free of charge on OpenText’s internet website at https://investors.opentext.com or by contacting OpenText’s Investor Relations Department at (415) 963-0825.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, Carbonite and OpenText will each file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by OpenText or Carbonite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Carbonite’s and OpenText’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

The information contained in this Current Report is as of November 12, 2019. Carbonite assumes no obligation to update forward-looking statements contained in this Current Report as the result of new information or future events or developments.

This Current Report contains forward-looking information related to Carbonite, OpenText and the proposed acquisition of Carbonite by OpenText that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition, Carbonite’s and OpenText’s plans, objectives, expectations and intentions and the anticipated timing of closing of the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Carbonite’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits and accretion from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; Carbonite’s ability to integrate the Webroot acquisition and achieve the expected benefits of such acquisition; Carbonite’s ability to profitably attract new customers and retain existing customers; Carbonite’s dependence on the market for cloud backup services, and its ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; and changes in tax and other laws, regulations, rates and policies.

A further description of risks and uncertainties relating to Carbonite can be found in Carbonite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.carbonite.com.

Item 8.01	Other Events.

On November 11, 2019, Carbonite issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 10, 2019, among Carbonite, Inc., Open Text Corporation and Coral Merger Sub Inc.*

99.1	Carbonite Press Release, dated November 11, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carbonite, Inc.

By:	/s/ Anthony Folger
Anthony Folger
Chief Financial Officer

Dated: November 12, 2019